Exhibit 99.2

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com

ZEBRA TECHNOLOGIES TO ACQUIRE REFLEXIS SYSTEMS, INC.
Acquisition helps Zebra empower every worker at the edge to execute the best next action

LINCOLNSHIRE, Ill. and DEDHAM, Mass. - July 28, 2020 - Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the front line of business with solutions and partners that deliver a performance edge, today announced it intends to acquire Reflexis Systems, Inc., a privately-held, leading provider of intelligent workforce management, execution, and communication solutions for organizations in the retail, food service, hospitality and banking industries.

Reflexis, a global market leader in retail task management and a recognized leader in workforce management, expands Zebra’s software portfolio. The Reflexis ONE™ intelligent work platform is used by hundreds of customers globally to achieve measurable improvements in customer engagement along with associate productivity and retention. Reflexis ONE enables managers to schedule hours against projected traffic demand and task requirements. It also gives store associates a single place to view assigned tasks from all levels of the organization which can then be monitored for completion. A Zebra® PartnerConnect Premier ISV partner, Reflexis empowers digital natives - the new generation of front-line workers - who expect technology solutions to help keep them connected and facilitate their work.

“The acquisition of Reflexis Systems fits squarely within our Enterprise Asset Intelligence vision of making every worker and asset at the edge connected, visible and fully optimized,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “Combining Reflexis’ market-leading platform with our complementary software offerings provides us the unique opportunity to unify the store associate experience and empower every front-line worker to execute the best next action. We are excited to welcome the Reflexis team to the Zebra family.”

Customers will benefit from the acquisition as Zebra continues to provide innovative solutions to retailers, complementing its current software offerings such as Zebra Prescriptive Analytics, Workforce Connect and SmartCount with Reflexis’ unique combination of workforce and task management. Together, Zebra and its partners will leverage these edge software assets to help customers - in retail and other key vertical markets - elevate the performance of their teams and businesses by fueling front-line workflows with richer and larger sets of real-time data.

“We are pleased to join Zebra and help build its strong position in retail with our compelling, differentiated worker efficiency solution,” said Prashanth Palakurthi, Founder and CEO, Reflexis Systems, Inc. “Our team has built a market-leading platform and application that has scaled to accommodate rapid growth over the last three years. We look forward to applying our expertise in directing associate activity to more profitable execution for customers while helping provide greater meaning to an associate’s workday.”

A portfolio company of Great Hill Partners and Sageview Capital, Reflexis achieved sales of approximately $66 million in 2019, doubling over a 3-year period, with gross margin approximately 20 percentage points higher than Zebra. The scale, vertical market expertise, and go-to-market footprint of Zebra is expected to create substantial synergies. Zebra expects to fund the $575 million purchase price with a combination of cash on hand along with fully committed financing available under its credit facility. The transaction is subject to customary closing conditions, including regulatory approval, and is expected to close by early in the fourth quarter of 2020. Zebra expects this transaction to have an immaterial impact to earnings in year one and to be increasingly accretive beyond year one as we scale the business.

Goodwin Procter LLP is acting as legal counsel to Reflexis. Kirkland & Ellis LLP is serving as legal counsel to Zebra.

Zebra Technologies Safe Harbor Statement
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook and the ability to complete the acquisition of Reflexis Systems, Inc. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K.

ABOUT REFLEXIS SYSTEMS, INC.
Reflexis Systems is the leading provider of intelligent workforce management, execution and communication solutions for multi-site organizations in retail, food service, hospitality, and banking. The Reflexis ONE™ Intelligent work platform is used by our customers across the global to simplify execution, improve communication, and optimize labor decisions. Today, over 275 leaders in retail, food service, hospitality and banking are leveraging Reflexis ONE™ to achieve measurable improvements in customer engagement & associate productivity and retention. Reflexis Systems is privately held and headquartered in Dedham, Massachusetts and has offices in Atlanta, Columbus, London, Düsseldorf, and Pune (India), with additional sales presence across Europe and Latin America. For further information, please visit www.Reflexisinc.com.

ABOUT ZEBRA TECHNOLOGIES
Zebra (NASDAQ: ZBRA) empowers the front line in retail/ecommerce, manufacturing, transportation and logistics, healthcare, public sector and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, we deliver industry-tailored, end-to-end solutions to enable every asset and worker to be visible, connected and fully optimized. Our market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. In 2020, Zebra made Forbes Global 2000 list for the second consecutive year and was listed among Fast Company’s Best Companies for Innovators. For more information, visit www.zebra.com or sign up for news alerts. Participate in our Your Edge blog and follow us on LinkedIn, Twitter and Facebook.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA and the stylized Zebra head are trademarks of Zebra Technologies Corporation, registered in many jurisdictions worldwide. All other trademarks are the property of their respective owners. ©2020 Zebra Technologies Corp. and/or its affiliates.